Exhibit 10.4
Assumption Agreement and First Amendment
to
Loan And Security Agreement
THIS ASSUMPTION AGREEMENT AND FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of February 25, 2009, by and between SILICON VALLEY BANK (“Bank”), CARDIOVASCULAR SYSTEMS, INC. (formerly known as Replidyne, Inc.), a Delaware corporation, for itself and as successor to Existing Borrower (“Successor Borrower”), whose address is 651 Campus Drive, Saint Paul, MN 55112, and CSI MINNESOTA, INC. (formerly known as Cardiovascular Systems, Inc.), a Minnesota corporation (“Existing Borrower”), whose address is 651 Campus Drive, Saint Paul, MN 55112. (Successor Borrower and Existing Borrower are referred to herein, jointly and severally, as “Borrower”.)
Recitals
     A. Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated September 12, 2008 (as the same may from time to time be amended, modified, supplemented or restated in writing, the “Loan Agreement”).
     B. Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.
     C. Existing Borrower and Successor Borrower have advised Bank that Existing Borrower shall merge into Successor Borrower, with Successor Borrower being the surviving corporation (the “Merger”).
     D. Existing Borrower and Successor Borrower have requested that the Loan Agreement and other Loan Documents be amended and supplemented in order to allow Successor Borrower to become the borrower under the Loan Agreement and other Loan Documents.
     E. Bank has agreed to so amend and supplement the Loan Agreement and other Loan Documents, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations, warranties and agreements set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Assumption. Effective immediately upon the Merger, Successor Borrower, without any further action, hereby assumes and agrees to perform for the benefit of Bank all of the “Obligations” (as defined in the Loan Agreement) of Existing Borrower, and Successor Borrower agrees to honor, perform and in all respects comply with all terms and provisions of all of the Loan Documents (including, without limitation, the Loan Agreement and the Term Loan B Promissory Notes) to the same extent as though Successor Borrower were named therein jointly and severally with Existing Borrower. Effective immediately upon the Merger, all references in the Loan Agreement to “Collateral” and “Obligations” shall be deemed to refer to all present and future Collateral and Obligations (as therein defined) of Successor Borrower as well as Existing Borrower, and all references in the Loan Documents to “Borrower” shall be deemed to refer to Successor Borrower for itself and as successor to Existing Borrower. For example and without limitation on the generality of the foregoing, (i) the term “Loan Documents” as defined in the Loan Agreement shall include agreements executed by Existing Borrower prior to the Merger as well as agreements executed by Successor Borrower, and (ii) Section 5.11 of the Loan Agreement which reads as follows:
No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
shall apply to such representations, warranties or other statements whether given by Successor Borrower upon or after the Merger or by Existing Borrower or Cardiovascular Systems, Inc. (fka Replidyne, Inc.) prior to the Merger.
3. No Offset or Counterclaim. Existing Borrower and Successor Borrower acknowledge that the Obligations are owing to Bank from Existing Borrower and, effective immediately upon the Merger, will be owing from Successor Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever.
4. Grant of Security Interest. Without limiting the generality of the provisions of Section 2 above, effective immediately upon the Merger, as security for all Obligations, Successor Borrower grants to Bank a continuing security interest in, and pledges to Bank, all of the following, whether now owned or hereafter acquired, and wherever located: All of the “Collateral” (as defined in the Loan Agreement) of Successor Borrower. Effective

immediately upon the Merger, all references in the Loan Agreement to Collateral shall be deemed to refer to the Collateral of each of Existing Borrower and Successor Borrower.
5. Merger Consent. Reference is made to the Consent Regarding RMS Merger, dated February 25, 2009, entered into between Bank and Existing Borrower. Borrowers hereby confirm and agree to perform the covenants and conditions agreed to by Existing Borrower pursuant to such Consent.
6. Financial and Merger-Related Representations and Warranties. Borrowers represent and warrant that the financial statements and reports of Cardiovascular Systems, Inc. (fka Replidyne, Inc.) delivered to Bank and/or filed with the Securities and Exchange Commission fairly present in all material respects the financial condition and results of operations of Cardiovascular Systems, Inc. (fka Replidyne, Inc.). Borrowers represent and warrant that there has not been any deterioration in the financial condition of Cardiovascular Systems, Inc. (fka Replidyne, Inc.) that is not reflected in such financial statements and reports. Borrowers represent and warrant that they have delivered to Bank true and complete copies of the Agreement and Plan of Merger and Reorganization dated November 3, 2008, among Responder Merger Sub, Inc. (“Merger Sub”), Successor Borrower and Existing Borrower (the “Merger Agreement”), the “Company Disclosure Schedule” (as defined in the Merger Agreement), and the “Replidyne Disclosure Schedule” (as defined in the Merger Agreement), and all amendments, supplements and updates thereto. The representations and warranties of Merger Sub, Successor Borrower and Existing Borrower contained in the Merger Agreement, Company Disclosure Schedule, and Replidyne Disclosure Schedule, shall be deemed made to Bank and shall survive the “Effective Date” as defined in the Merger Agreement, and continue in favor of Bank, notwithstanding Section 10.1 of the Merger Agreement, or anything else to the contrary.
7. Modifications and Clarifications Regarding Loan Documents.
     7.1 Delay in Availability. Notwithstanding Section 2.1.1(a) of the Loan Agreement or any other provision of the Loan Documents, Bank shall have no obligation to make any Advances or allow the use of the Revolving Line for Cash Management Services (except for Cash Management Services of up to $200,000 for business credit card purposes), until Bank has received a search from the Delaware Secretary of State confirming the filing and priority of Bank’s UCC financing statement against Successor Borrower.
     7.2 Insurance. To the extent that Section 6.7 of the Loan Agreement requires any advance notice to Bank of Borrower’s insurance being changed to recognize the change of identity from Existing Borrower to Successor Borrower, such advance notice is hereby waived.
     7.3 Collateral Accounts. Reference is made to Section 6.8(a) of the Loan Agreement which reads as follows:
(a) Maintain all of its and all of its Subsidiaries’ operating and other deposit accounts, securities accounts, and any other accounts at which Borrower or its Subsidiaries maintain funds or investments (including without limitation any Collateral Accounts, but excluding the Auction Rate Securities (UBS)) with Bank and Bank’s Affiliates.
Notwithstanding anything to the contrary in Section 6.8 of the Loan Agreement, Successor Borrower shall have until 30 days following the date of the Merger to close any of its accounts that are not allowed to be maintained other than with Bank and Bank’s Affiliates in accordance with Section 6.8(a) of the Loan Agreement, and during such period Borrower shall not be required to provide Control Agreements with respect to such accounts.
     7.4 Changes in Ownership. Section 7.2(c) of the Loan Agreement reads as follows:
(c) permit a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof (other than by the sale of Borrower’s equity securities in a public offering or to private equity investors so long as Borrower identifies to Bank the private equity investors prior to the closing of the transaction); or
Effective immediately upon the Merger, said Section 7.2(c) is hereby amended to read as follows:
(c) permit or suffer any Change in Control; or
     7.5 Assumption Agreement. The following definition is hereby added to Section 13.1 of the Loan Agreement in the appropriate alphabetical order:
“Assumption Agreement” is that certain Assumption Agreement and First Amendment to Loan and Security Agreement, dated February 25, 2009, among Bank, Cardiovascular Systems, Inc. (fka Replidyne, Inc.), and CSI Minnesota (fka Cardiovascular Systems, Inc.).
     7.6 Change in Control. The following definition is hereby added to Section 13.1 of the Loan Agreement in the appropriate alphabetical order:
“Change in Control” means any event, transaction, or occurrence as a result of which any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing twenty percent (20%) or more of the combined voting power of Borrower’s then outstanding securities.
     7.7 Designated Deposit Account. The definition of “Designated Deposit Account” contained in Section 13.1 of the Loan Agreement reads as follows:
“Designated Deposit Account” is Borrower’s deposit account, account number                        , maintained with Bank.
Borrower and Bank acknowledge and agree that, following the Merger, Bank intends to have a new Designated Deposit Account opened with respect to Successor Borrower because Existing Borrower, for which the above-referenced Designated Deposit Account was opened, will have merged into Successor Borrower. Borrower will cooperate with the opening of such new Designated Deposit Account.
     7.8 Initial Projections. For purposes of clarity, Bank and Borrower acknowledge and agree that the “Initial Projections” as defined in Section 13.1 of the Loan Agreement shall continue to be the projections provided by Existing Borrower for purposes of entering into the Loan Agreement.
     7.9 Perfection Certificate. The definition of “Perfection Certificate” contained in Section 13.1 of the Loan Agreement reads as follows:
“Perfection Certificate” is defined in Section 5.1.
Effective immediately upon the Merger, said definition is amended to read as follows:
“Perfection Certificate” is defined in Section 5.1 provided that “Perfection Certificate” shall, (a) with reference to “Existing Borrower” (as defined in the Assumption Agreement) prior to the Merger, mean the Perfection Certificate delivered by Existing Borrower, dated September 12, 2008, (b) with reference to “Successor Borrower” (as defined in the Assumption Agreement) prior to the Merger, mean the pre-Merger Perfection Certificate delivered by Successor Borrower, dated February 25, 2009, and (c) with reference to the “Borrower” (as defined in the Assumption Agreement) upon and after the Merger, mean the post-Merger Perfection Certificate delivered by Successor Borrower, dated February 25, 2009.
8. Limitation of Amendments.
     8.1 The consents and amendments set forth in this Amendment are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
     8.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
9. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents, warrants and agrees as follows:
     9.1 Immediately after giving effect to this Amendment and immediately after giving effect to the Merger (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof and as of the date of the Merger (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
     9.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
     9.3 The organizational documents of Successor Borrower previously delivered to Bank (including the amendment referenced in the Merger Consent) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
     9.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
     9.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
     9.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

     9.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
10. Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.
11. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
[Signature Page Follows]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

SILICON VALLEY BANK			CARDIOVASCULAR SYSTEMS, INC.
(fka Replidyne, Inc.)

By:	/s/ Benjaman Johnson		By:	/s/ Laurence L. Betterley

	Name:	Benjaman Johnson		Name	Laurence L. Betterly
	Title:	Deal Team Leader		Title:	Chief Financial Officer

CSI MINNESOTA, INC.
(fka Cardiovascular Systems, Inc.)

			By:	/s/ David L. Martin

				Name:	David L. Martin
				Title:	Chief Executive Officer